                                                                      EXHIBIT 99


                    TOWER FINANCIAL CORPORATION REPORTS 2003
                   NET INCOME OF $1.8 MILLION, UP 4.9 PERCENT

FORT WAYNE, INDIANA -- JANUARY 30, 2004 -- TOWER FINANCIAL CORPORATION (NASDAQ:
TOFC) today announced full-year 2003 net income of $1.80 million compared to $1.72 million for 2002, an increase of 4.9 percent. Fully diluted earnings per share were $0.45 compared to $0.56 for last year, reflecting a 30.5 percent increase in average diluted shares outstanding arising from the rights offering and limited public offering completed in August 2002. For the fourth quarter of 2003, net income was $0.57 million, or $0.14 per diluted share, compared to $0.61 million, or $0.16 per share, for the prior-year fourth quarter.

Highlights of the year include:

     -   Total revenue growth of 18.5 percent

     -   Loans outstanding grew $55 million, or 17.3 percent

     - Trust assets under management increased 32.7 percent, reaching $312 million

     - Expanded Wealth Service Group to focus on Charitable Endowments and Foundations

     -   Fifth full-service banking center opened in Waynedale

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "As we complete our fifth full-year of operations, revenue growth continues to drive our performance. Tower derives its growth from market share gains, since the local economy continues to lag behind the national recovery. We experienced strong growth in all components of revenue for the full year, as Fort Wayne businesses and consumers are increasingly attracted to Tower's combination of service and product depth. We are positioning ourselves for continued growth with the addition of a fifth banking center in Greater Fort Wayne, which completes our configuration near-term.

"As we expand the wealth services group and enhance its efficiencies, we are particularly pleased with its growing contribution to the bottom line. Trust accounts and assets under management rose 22.0 percent and 32.7 percent, respectively, above last year; assets under management now total $312 million. Our clients benefit from the highly personalized approach provided by experienced professionals living within our Fort Wayne community. This is an important factor attracting clients to Tower; we individualize, personalize and localize our services. This theme is a constant throughout all of our business dealings, wealth services included.

"The issues arising from the previously disclosed unauthorized mortgage loan activity are predominantly behind us; however, the recovery is taking longer than we had anticipated to achieve resolution. There have been no new discoveries over the past six months, and we have already accounted for the expense associated with this activity in 2003; the pre-tax cost of with this unauthorized activity was approximately $1.1 million in terms of reserves and administrative expenses. We do not anticipate any additional expenses related to this situation in 2004, except for continuing professional costs associated with the proof of loss and defense of our insurance claim."

Total revenue, consisting of net interest income and non-interest income, was $15.4 million for 2003, an increase of 18.5 percent over the $13.0 million reported in 2002. Net interest income grew 17.1 percent to $11.8 million, reflecting a 22.2 percent increase in average earning assets. The net interest margin was 3.04 percent for the year compared 3.17 percent in the previous year. Mr. Schenkel noted, "We stabilized our margin throughout 2003 and maintain an asset-sensitive balance sheet, positioning Tower to benefit from a rising interest rate environment."

Non-interest income was $3.64 million for 2003, an increase of 23.3 percent above the prior-year. Tower experienced exceptional growth in service charges on deposit accounts, up 52.3 percent, trust fees, up 29.2 percent, and other income, mainly BOLI, up 52.6 percent. Consistent with industry trends, mortgage banking activities, which experienced strong growth for several years, moderated in 2003, with broker fees up 4.0 percent for the full year.

Non-interest expense for 2003 was $10.4 million, a 23.0 percent increase over the $8.42 million reported for 2002. Salaries rose 18.2 percent for the year, somewhat slower than the number of FTE employees, whose numbers rose 22.5 percent during 2003. According to Mr. Schenkel, "The majority of the increase in expense levels reflects infrastructure growth associated with Company's growing asset and revenue base. The remainder, approximately one-fourth of the increase, relates to the mortgage issue discussed above."

Asset quality largely reflects the impact of the local economy on the commercial sector. For 2003, net charge-offs were $1.7 million, or 0.47 percent of average loans. Of this total, $0.6 million represents charge-offs related to the mortgage issue; excluding this amount, charge-offs for the year were $1.0 million, or 0.30 percent of average loans, compared to 0.18 percent in 2002. According to Mr. Schenkel, "We are well-reserved against future loan losses and will continue to conservatively assess our loan portfolio risk." Non-performing loans at December 31, 2003 were $1.9 million, or 0.51 percent of total loans, compared to $0.7 million, or 0.22 percent, twelve months ago. $154 thousand of non-performing loans at December 31, 2003 reflect the guaranteed portion of certain SBA loans for which we are awaiting payment. Tower's allowance for loan losses was 1.40 percent of period-end loans.

Assets reached $436.4 million at December 31, 2003, a 15.7 percent increase over the $377.3 million reported twelve months ago. Reflecting a 23 percent increase in new loan accounts, loans outstanding grew by $55.5 million, or 17.3 percent, reaching $376.8 million at December 31, 2003. Loan growth was funded primarily by new deposits. Deposits increased $52.3 million, or 16.8 percent; non-interest bearing deposits rose 45.8 percent, and constituted 17.3 percent of total deposits.

Shareholders' equity was $40.9 million at December 31, 2003, an increase of 4.4 percent from the $39.2 million at December 31, 2002. The Company continues its 'well-capitalized' status; the total risk-based capital ratio was 12.66 percent. Year-end shares outstanding totaled 3,942,519.

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol 'TOFC'.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At December 31, 2003 and 2002

                                                                    (unaudited)
                                                                    DECEMBER 31       DECEMBER 31
                                                                       2003               2002
------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                               $ 12,708,817      $   9,228,782
Short-term investments and interest-earning deposits                     4,017,755         13,598,037
Federal funds sold                                                      11,115,643         13,341,860
                                                                 -------------------------------------
     Total cash and cash equivalents                                    27,842,215         36,168,679

Securities available for sale, at fair value                            24,324,935         11,170,570
FHLBI and FRB stock                                                      2,332,500          2,057,500
Loans held for sale                                                              -          5,769,700

Loans                                                                  376,838,578        321,339,946
Allowance for loan losses                                               (5,259,273)        (4,745,672)
                                                                 -------------------------------------
     Net loans                                                         371,579,305        316,594,274

Premises and equipment, net                                              2,932,580          2,625,602
Accrued interest receivable                                              1,289,370          1,092,806
Other assets                                                             6,168,085          1,831,785
                                                                 -------------------------------------
     Total assets                                                    $ 436,468,990      $ 377,310,916
                                                                 =====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                               $  62,638,230      $  42,966,347
   Interest-bearing                                                    300,238,538        267,617,640
                                                                 -------------------------------------
     Total deposits                                                    362,876,768        310,583,987

Short-term borrowings                                                    1,060,000          1,060,000
Federal Home Loan Bank advances                                         27,000,000         21,500,000
Junior subordinated debt                                                 3,608,000          3,608,000
Accrued interest payable                                                   278,964            272,303
Other liabilities                                                          736,609          1,111,763
                                                                 -------------------------------------
     Total liabilities                                                 395,560,341        338,136,053

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
   no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
   shares authorized; issued and outstanding - 3,942,519
   shares at December 31, 2003 and 3,931,184 shares at
   December 31, 2002                                                    37,322,694         37,190,692
Retained earnings                                                        3,560,844          1,760,778
Accumulated other comprehensive income, net of tax
   of $16,741 at December 31, 2003 and $148,928 at
   December 31, 2002                                                        25,111            223,393
                                                                 -------------------------------------
     Total stockholders' equity                                         40,908,649         39,174,863
                                                                 -------------------------------------

     Total liabilities and stockholders' equity                      $ 436,468,990      $ 377,310,916
                                                                 =====================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 2003 and 2002
(unaudited)

                                             FOR THE THREE MONTHS ENDED           FOR THE TWELVE MONTHS ENDED
                                                    DECEMBER 31,                          DECEMBER 31,
                                         ----------------------------------- -------------------------------------
                                               2003              2002                2003               2002
---------------------------------------------------------------------------- -------------------------------------
INTEREST INCOME:
   Loans, including fees                       $ 4,385,679      $ 4,191,646       $ 17,141,325       $ 15,673,401
   Securities - taxable                            130,426           93,896            376,849            361,612
   Securities - tax exempt                          44,908           17,629            116,362             54,994
   Other interest income                            56,645           85,293            191,152            404,391
                                         ----------------------------------- -------------------------------------
     Total interest income                       4,617,658        4,388,464         17,825,688         16,494,398
INTEREST EXPENSE:
   Deposits                                      1,251,477        1,379,951          5,184,506          5,659,440
   Short-term borrowings                            25,201            3,414             36,495             21,963
   FHLB advances                                   101,124          159,012            512,475            445,396
   Trust preferred securities                       89,055           79,335            327,060            317,633
                                         ----------------------------------- -------------------------------------
     Total interest expense                      1,466,857        1,621,712          6,060,536          6,444,432
                                         ----------------------------------- -------------------------------------
Net interest income                              3,150,801        2,766,752         11,765,152         10,049,966
PROVISION FOR LOAN LOSSES                          350,000          470,000          2,185,000          1,765,000
                                         ----------------------------------- -------------------------------------
Net interest income after provision
   for loan losses                               2,800,801        2,296,752          9,580,152          8,284,966
NONINTEREST INCOME:
   Trust fees                                      370,694          287,514          1,402,012          1,085,023
   Service charges                                 163,047          124,895            635,917            417,471
   Loan broker fees                                 68,190          340,349            813,051            781,909
   Gain on sale of loans                                 -           86,175                  -             86,175
   Gain on sale of securities                            -          190,351            190,766            190,351
   Other fees                                      151,992          101,636            600,211            393,426
                                         ----------------------------------- -------------------------------------
     Total noninterest income                      753,923        1,130,920          3,641,957          2,954,355
NONINTEREST EXPENSE:
   Salaries and benefits                         1,378,690        1,065,730          5,515,892          4,604,488
   Occupancy and equipment                         327,330          291,693          1,237,281          1,044,155
   Marketing                                        93,869           84,750            352,223            262,857
   Data processing                                  95,336           75,273            356,092            282,737
   Loan and professional costs                     326,804          102,705            856,320            470,723
   Office supplies and postage                      71,914           55,537            274,576            230,032
   Courier service                                  72,200           69,158            281,460            243,711
   Other expense                                   273,545          673,289          1,479,149          1,277,489
                                         ----------------------------------- -------------------------------------
     Total noninterest expense                   2,639,688        2,418,135         10,352,993          8,416,192
                                         ----------------------------------- -------------------------------------

INCOME BEFORE INCOME TAXES                         915,036        1,009,537          2,869,116          2,823,129
Income taxes expense                               345,140          397,600          1,069,050          1,107,500
                                         ----------------------------------- -------------------------------------
NET INCOME                                     $   569,896      $   611,937       $  1,800,066       $  1,715,629
                                         =================================== =====================================
BASIC EARNINGS PER COMMON SHARE                $      0.14      $      0.16       $       0.46       $       0.57
DILUTED EARNINGS PER COMMON SHARE              $      0.14      $      0.16       $       0.45       $       0.56
Average common shares outstanding                3,937,591        3,926,526          3,933,339          3,008,145
Average common shares and dilutive
   potential common shares outstanding           4,014,224        3,935,412          4,007,036          3,069,648

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Fourth Quarter 2003
(unaudited)

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Fourth Quarter 2003
(unaudited)
                                                                           QUARTERLY                             YEAR-TO-DATE
                                                     ------------------------------------------------------  ----------------------
                                                      4TH QTR    3RD QTR    2ND QTR   1ST QTR    4TH QTR
($ in thousands except for share data)                  2003       2003      2003       2003       2002         2003       2002
                                                     ------------------------------------------------------  ----------------------
EARNINGS
   Net interest income                             $      3,151      3,039     2,858      2,717      2,767       11,765     10,050
   Provision for loan loss                         $        350        300       690        845        470        2,185      1,765
   NonInterest income                              $        754        920       930      1,038      1,131        3,642      2,954
   NonInterest expense                             $      2,640      2,677     2,410      2,626      2,418       10,353      8,416
   Net income                                      $        570        615       430        185        612        1,800      1,716
   Basic earnings per share                        $       0.14       0.16      0.11       0.05       0.16         0.46       0.57
   Diluted earnings per share                      $       0.14       0.16      0.11       0.05       0.16         0.45       0.56
   Average shares outstanding                         3,937,591  3,932,194 3,932,194  3,931,319  3,926,526    3,933,339  3,008,145
   Average diluted shares outstanding                 4,014,224  3,954,794 3,969,399  4,002,326  3,935,412    4,007,036  3,069,648

PERFORMANCE RATIOS
   Return on average assets *                             0.52%      0.60%     0.44%      0.20%      0.67%        0.45%      0.53%
   Return on average common equity *                      5.57%      6.12%     4.36%      1.90%      6.25%        4.53%      5.90%
   Net interest margin (fully-tax equivalent) *           3.03%      3.06%     3.04%      3.04%      3.13%        3.04%      3.17%
   Efficiency ratio                                      67.61%     67.62%    63.62%     69.93%     62.03%       67.20%     64.72%

CAPITAL
   Average equity to average assets                       9.38%      9.73%    10.10%     10.50%     10.75%        9.87%      8.91%
   Tier 1 leverage capital ratio                         10.26%     10.65%    10.99%     11.35%     11.75%       10.26%     11.75%
   Tier 1 risk-based capital ratio                       11.44%     11.38%    11.75%     11.92%     12.57%       11.44%     12.61%
   Total risk-based capital ratio                        12.66%     12.63%    13.01%     13.17%     13.82%       12.66%     13.86%
   Book value per share                            $      10.38      10.21     10.09       9.97       9.97        10.38       9.97

ASSET QUALITY
   Net charge-offs                                 $        719        185       255        512        131        1,671        500
   Net charge-offs to average loans *                     0.77%      0.20%     0.29%      0.62%      0.17%        0.47%      0.18%
   Allowance for loan losses                       $      5,259      5,629     5,514      5,079      4,746        5,259      4,746
   Allowance for loan losses to total loans               1.40%      1.51%     1.55%      1.49%      1.48%        1.40%      1.48%
   Nonperforming loans                             $      1,905      1,625     1,936      1,470        719        1,905        719
   Other real estate owned                         $         80         80        80          -          -           80          -
   Nonperforming loans to total loans                     0.51%      0.43%     0.54%      0.43%      0.22%        0.51%      0.22%
   Nonperforming assets to total assets                   0.45%      0.40%     0.50%      0.37%      0.19%        0.45%      0.19%

END OF PERIOD BALANCES
   Total assets                                    $    436,469    428,004   407,010    397,381    377,311      436,469    377,311
   Total earning assets                            $    418,629    410,000   388,593    377,887    367,278      418,629    367,278
   Total loans                                     $    376,839    373,960   355,234    340,553    321,340      376,839    321,340
   Total deposits                                  $    362,877    363,464   343,049    334,055    310,584      362,877    310,584
   Stockholders' equity                            $     40,909     40,166    39,662     39,221     39,175       40,909     39,175

AVERAGE BALANCES
   Total assets                                    $    432,696    409,912   391,830    375,722    361,386      402,805    326,082
   Total earning assets                            $    416,815    395,586   378,783    363,974    351,633      388,921    318,221
   Total loans                                     $    372,170    366,453   346,946    333,206    313,884      354,817    283,899
   Total deposits                                  $    366,974    345,268   327,676    309,312    295,231      337,459    276,368
   Stockholders' equity                            $     40,568     39,875    39,581     39,451     38,860       39,773     29,064

* annualized for quarterly data